UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. ______)

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[_]	Preliminary Information Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]	Definitive Information Statement

ELECTRO ENERGY INC.
(Name of registrant as specified in its charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 27, 2006

To Our Shareholders:

               NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Electro Energy Inc. (the “Company”) will be held at The Marriott Courtyard, 3 Eagle Road, Danbury, Connecticut 06810, on June 27, 2006, at 10:00 a.m. EDT. The accompanying Information Statement is being delivered in connection with:

1.	The election of the named nominees to our Board of Directors for the terms indicated;

2.	The approval of the potential issuance of shares in connection with the financing we completed in April of 2006;

3.	The approval of an amendment to the Company’s By-Laws to change the terms of the election of the Board of Directors; and

4.	The ratification of the appointment of Marcum & Kliegman, LLP as our independent registered public auditors for the fiscal year ending December 31, 2006;

5.	The transaction of such other business as may properly come before the meeting.

               The Company’s Board of Directors and shareholders holding a majority of our outstanding common stock and our outstanding series A convertible preferred stock as of May 30, 2006, voting together as a class, carefully considered the above actions, as more fully described in the accompanying Information Statement, determined that each of the actions is in the best interests of the Company and its shareholders and have consented to the actions. You are being provided with notice of the same, and are being furnished with an information statement relating to this action with this letter. The approval by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to the Company’s shareholders. As such, the actions will be effective immediately following the Annual Meeting. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,
/s/ Audra J. Mace
May 31, 2006	Audra J. Mace Corporate Secretary

INFORMATION STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 27, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

               Our Annual Meeting of Shareholders will be held on June 27, 2006, commencing at 10:00 a.m. EDT at The Marriott Courtyard, 3 Eagle Road, Danbury, Connecticut 06810. This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is first being mailed on or about June 7, 2006 to holders of record on May 30, 2006 (the “Record Date”) of the outstanding common and series A convertible preferred stock of Electro Energy Inc. You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder.

               Our Board of Directors has approved and recommended the following actions:

1.	The election of the named nominees to our Board of Directors for the terms indicated;

2.	The approval of the potential issuance of shares in connection with the financing we completed in April of 2006;

3.	The approval of an amendment to the Company’s By-Laws to change the terms of the election of the Board of Directors; and

4.	The ratification of the appointment of Marcum & Kliegman, LLP as our independent registered public auditors for the fiscal year ending December 31, 2006;

5.	The transaction of such other business as may properly come before the meeting.

               As of the close of business on the Record Date, we had 22,527,915 shares of common stock outstanding and 160 shares of series A convertible preferred stock outstanding. Shareholders owning a majority of our outstanding voting stock have consented to the above actions. The consent of our shareholders constituted a total of 13,250,867 shares, or approximately 58% of our outstanding voting stock as of the Record Date, including common stock and series A convertible preferred stock. Each outstanding share of common stock is entitled to one vote per share. Each outstanding share of series A convertible preferred stock is entitled to such number of votes equal to the number of shares of common stock into which such holders’ shares of series A convertible preferred stock are convertible pursuant to the provisions of the Certificate of Designation for the series A convertible preferred stock. Directors will be elected by a plurality of votes cast. Because the consenting shareholders control more than a majority of the voting power, we are not soliciting any proxies. The written consent will be effective immediately following the adjournment of our Annual Meeting.

               The expenses of mailing this Information Statement will be borne by Electro Energy Inc., including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it.

               The description of the proposals set forth above is intended only as a summary. Information concerning the matters to be acted upon at the meeting is contained in the accompanying Information Statement, which we urge you to read carefully.

               The following document as filed with the U.S. Securities and Exchange Commission by the Company is incorporated herein by reference:

               Annual Report on Form 10-KSB for the year ended December 31, 2005.

DISSENTERS’ RIGHT OF APPRAISAL

               No action has been taken in connection with the corporate actions described herein by our Board of Directors or the voting shareholders for which Florida law, our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares. Our shareholders do not have dissenters’ rights with respect to the matters to be approved by the shareholders as described in this information statement.

VOTING SECURITIES

               As of the close of business on the Record Date, we had 22,527,915 shares of common stock outstanding and 160 shares of series A convertible preferred stock outstanding. Each outstanding share of common stock is entitled to one vote per share. Each outstanding share of series A convertible preferred stock is entitled to such number of votes equal to the number of shares of common stock into which such holders’ shares of series A convertible preferred stock are convertible pursuant to the provisions of the Certificate of Designation for the series A convertible preferred stock. Directors will be elected by a plurality of votes cast. As of May 30, 2006, the holders of 13,250,867 shares, or approximately 58% of our outstanding common stock and our outstanding series A convertible preferred stock, voting together as a class, have consented to the actions described herein. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Security Ownership of Certain Beneficial Owners and Management

               The following table sets forth information regarding the number of shares of our common stock beneficially owned on May 25, 2006 by:

•	each person who is known by us to beneficially own 5% or more of our common stock,
•	each of our directors and executive officers, and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the persons listed below is Electro Energy Inc., 30 Shelter Rock Road, Danbury, Connecticut 06810.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned(2)
5% Stockholders
Lithium Nickel Asset Holding I, Inc. (3)	6,750,000	(4)	28.69%	(11)
Executive Officers and Directors
Martin G. Klein	5,124,912	(5)	22.75%
Warren D. Bagatelle	1,815,796	(6)	7.94%	(12)
Joseph Engelberger	313,717		1.39%
Farhad Assari	74,950	(7)	*
Robert Hamlen	--		*
Michael E. Reed	50,000	(8)	*
Audra J. Mace	87,500	(9)	*
Directors and executive officers as a group (seven persons)	7,466,875	(10)	32.45%	(13)

* Less than 1% of outstanding shares

(1)

Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days after May 25, 2006, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)

Unless otherwise indicated, based upon 22,527,915 shares of common stock outstanding on May 25, 2006; does not include 64,000 shares of common stock issuable upon conversion of series A convertible preferred stock.

(3)	The address of Lithium Nickel Asset Holding I, LLC is 7 South Jersey Avenue, East Setauket, NY 11733, Attention: Mr. Martin Higgins.

(4)	Includes 1,000,000 shares of common stock issuable upon exercise of warrants held by Lithium Nickel Asset Holding I, Inc.

(5)	Includes 250,000 shares of common stock held by Susan Klein, Mr. Klein’s wife.

(6)

Includes (i) 493,707 shares of common stock outstanding and 85,950 shares of common stock issuable upon the exercise of warrants held by Mr. Bagatelle, and 12,500 shares of common stock issuable upon the exercise of options held by Mr. Bagatelle, (ii) 428,689 shares of common stock outstanding, 20,000 shares of common stock issuable upon conversion of shares of series A preferred stock and 95,950 shares of common stock issuable upon exercise of warrants held by the Trust FBO Thomas L. Kempner, (iii) 428,689 shares of common stock outstanding, 20,000 shares of common stock issuable upon conversion of series A convertible preferred stock and 95,950 shares of common stock issuable upon exercise of warrants held by the Trust FBO Alan H. Kempner, Jr., (iv) 114,115 shares of common stock outstanding held by Shari Popkin Fleischer, and (v) 10,246 shares of common stock outstanding and 10,000 shares of common stock issuable upon the exercise of warrants held by Matrix USA, LLC. Mr. Bagatelle expressly disclaims beneficial ownership of the common stock owned or available to be acquired by the persons and entities listed in (ii), (iii), (iv) and (v) above.

(7)

Includes (i) 4,500 shares of common stock outstanding held by Investrust, LLC, an affiliate of Mr. Assari, and (ii) 42,800 shares of common stock outstanding and 21,400 shares of common stock issuable upon exercise of warrants held by Merkantil 7, Inc., an affiliate of Mr. Assari, and (iii) 6,250 shares of common stock issuable upon the exercise of options held by Mr. Assari.

(8)	Includes 50,000 shares of common stock issuable upon exercise of options.

(9)	Includes 25,000 shares of common stock owned and 62,500 shares of common stock issuable upon exercise of options.

(10)

Includes 40,000 shares of common stock issuable upon conversion of series A convertible preferred stock and 309,250 shares of common stock issuable upon exercise of warrants, and 131,250 shares of common stock issuable upon exercise of options.

(11)	Includes an aggregate of 1,000,000 shares of common stock issuable upon exercise of warrants.

(12)

Includes an aggregate of 40,000 shares of common stock issuable upon conversion of series A convertible preferred stock and 287,850 shares of common stock issuable upon exercise of warrants, and 12,500 shares of common stock issuable upon exercise of stock options.

(13)

Includes an aggregate of 40,000 shares of common stock issuable upon conversion of series A convertible preferred stock and 309,250 shares of common stock issuable upon exercise of warrants, and 131,250 shares of common stock issuable upon exercise of options.

PROPOSAL 1
ELECTION OF DIRECTORS

               At the Annual Meeting, there will be an appointment of five directors. The individuals named in the table below have been recommended by our Governance and Nominating Committee and nominated by our Board of Directors (the “Board”) to serve the term set forth in the table below and until they are re-elected or until their respective successors are duly elected and qualified.

               All the nominees are currently Directors of the Company and each has consented to continue serving as a Director. Upon the appointment of the proposed slate of Directors, a majority of our Board will be “independent” within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the director independence standards of the NASDAQ Stock Market, Inc., as currently in effect.

               Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

               Set forth below is biographical information for the persons nominated for election to the Board of Directors including information furnished by them as to their principle occupations at present and for the past five years, certain directorships held by each, their ages as of May 25, 2006 and the year in which each director became a director of the Company.

               There are no family relationships between any nominee and/or any executive officers of the Company.

Directors, Executive Officers, Control Persons and Nominees

               Biographical information regarding each of our directors, nominees, executive officers and significant employees is shown below.

Name	Age	Position	Proposed Term

Martin G. Klein	69	Founder, Chairman of the Board of Directors (nominee)	Two Years, Expiring 2008
Joseph Engelberger	80	Member of the Board of Directors (nominee)	One Year, Expiring 2007
Warren D. Bagatelle	67	Member of the Board of Directors (nominee)	Two Years, Expiring 2008
Farhad Assari	45	Member of the Board of Directors (nominee)	One Year, Expiring 2007
Robert Hamlen	77	Member of the Board of Directors (nominee)	One Year, Expiring 2007
Michael E. Reed*	56	President and Chief Executive Officer	N/A
Audra J. Mace	35	Chief Financial Officer and Secretary	N/A
* Mr. Reed was appointed President and Chief Executive Officer on May 30, 2006, replacing Martin G. Klein. He is also the President and Chief Operating Officer of EEI Technologies, Inc., a wholly owned subsidiary of the Company, since May 2005.

               The principal occupations for the past five years (and, in some instances, for prior years) of each of our nominees are as follows:

               Martin G. Klein has been the Chairman of our Board of Directors since 1992 and served as our Chief Executive Officer from 1992 through May 30, 2006. Mr. Klein is the founder of EEI, and has over 40 years of experience in the advanced battery field. In 1970, prior to forming EEI, Mr. Klein was one of the founding principals of Energy Research Corporation (now Fuel Cell Energy Inc.) and served as its Executive Vice President through 1990 and as a director through 1992. Mr. Klein has developed and worked on several battery chemistries and fuel cell systems. Prior to his association with Energy Research Corporation, he held positions in the battery field at U.S. Army Signal Corps, Yardney Electric Corp., Electrochimica Corp., and Electro Optical Systems. Mr. Klein, considered an expert in the field of electrochemistry, has contributed to many of the fundamental reference books on the subject and has authored numerous technical papers. Mr. Klein provided consulting services and served as an assistant professor at Rutgers University from 1990 to 1992. Mr. Klein holds more than 15 patents in the field of advanced electrochemical systems and has a bachelor’s degree in Chemical Engineering.

               Joseph Engelberger has served as a Director since 1992, also serving as a member of the Audit and Corporate Governance and Nominating Committees since 2004. Mr. Engelberger has over 50 years of experience as an entrepreneur/engineer and has participated in the founding and start-up of a number of high technology companies. He founded the first industrial robot company Unimation, Inc. in 1961 later sold to Westinghouse in 1983. Thereafter, he founded HelpMate Robotics Inc, developing the first successful service robot, HelpMate®, a robotic hospital courier, later merged with a subsidiary of Cardinal Health in 1999. Mr. Engelberger retired as CEO of Helpmate in 1992.

               Warren D. Bagatelle has served as a Director since 2004, also serving as Chairman of the Audit and Corporate Governance and Nominating Committees. He has been a Managing Director of Loeb Partners Corporation, an investment banking firm, and a director of Fuel Cell Energy, Inc. (Nasdaq: FCEL), a world leader in the development of high temperature hydrogen fuel cells for clean electric power generation, since 1988. Mr. Bagatelle is also the Chairman of the Board of VirtualScopics, Inc. (OTCBB:VSCP.OB), a medical imaging technology and services company.

               Farhad Assari has served as a Director since 2004, also serving as a member of the Audit and Corporate Governance and Nominating Committees. Mr. Assari has been involved in the international investment management business for the past twenty years. He has held senior executive positions at global financial institutions such as Citibank where he was responsible for the investment management business throughout Europe, Middle East and Africa. He is currently the managing director in private banking for a global financial institution in Europe. Since 2004, Mr. Assari has been a principal of Investrust LLC, a company that invests in growth companies. From 2001 to 2003, Mr. Assari built the Miami offices of Neuberger Berman. Prior to that, from 1995 to 2000, he was a Regional Director at Citibank. Mr. Assari received his Bachelor of Science from New York University (magna cum laude) and completed his Masters of Business Administration at the Wharton School with distinction.

               Robert Hamlen has served as a Director since 2005. His extensive commercial and government career spans many high-profile organizations including General Electric, EXXON, ALCAN and the U.S. Army Communications-Electronics R&D Center at Fort Monmouth, N.J., and Ft. Belvoir, Va., where he was the Chief of Army Power Division. Dr. Hamlen holds over 20 patents, has a B.S. from Lafayette College, a Ph.D. in Physical Chemistry from Johns Hopkins and completed the Advanced Management Program at the Harvard Business School.

                 Michael E. Reed was appointed President and Chief Executive Officer on May 30, 2006. He also serves as the President and Chief Operating Officer of EEI Technologies, Inc., a wholly owned subsidiary of the Company, since May 2, 2005. . Mr. Reed has over 35 years of experience in the battery industry, most recently serving as the Chief Operating Officer of EaglePicher Horizon Batteries, LLC from 2003 until his hiring by the Company. Additionally, since 2002, Mr. Reed has been the Principal of Reed Ventures, a consulting company focused on assisting technology start-up companies with securing capital funds. Mr. Reed has held several management positions within Johnson Controls, Inc., Exide Corporation and Delco Remy Division of General Motors Corporation. Mr. Reed holds a BSChE in Chemical Engineering from Purdue University and an M.B.A. from Indiana University.

               Audra J. Mace has served as our Secretary and Chief Financial Officer since May 2004. She has served in senior finance and information technology positions with privately held and publicly traded companies for 13 years, including Mormac Marine Enterprises, Inc, Acme United Corp. and BIC Corporation. Prior to employment with us, Ms. Mace served as Global Finance Manager of the Sheaffer Pen division of BIC Corporation from April 2003 to May 2004. Recently, as Director of Finance and Information Technology at Acme United Corp (Amex: ACU), from 1998 to 2002, a manufacturer and multi-national wholesale distributor of consumer products, she orchestrated an integral part of the company’s turn-around effort, managing debt restructurings, financial reporting and compliance and reshaping internal controls. As Director of IT, she led the transformation of Acme’s MIS cost center into a strategic IT business partner, overhauling the network infrastructure, implementing a new ERP system, exploiting internet solutions and re-engineering business processes and controls. Ms. Mace holds a BBA from Pace University and a MBA from Regis University. Ms. Mace is a certified management accountant and has served on the national board of directors of the American Society of Women Accountants.

Compensation of Directors

               Outside directors are paid their expenses for attending each meeting of the directors and are paid a fixed sum for attendance at each meeting of the directors. No payment precludes any director from serving our company in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings. The Company records an expense and assumes a liability on the date meetings are held.

Board and Committee Meetings

Board Meetings

               During fiscal year 2005, the Board of Directors held four meetings and all Directors attended at least 75% of all meetings. Our policy is to expect each of our Board members or nominees to attend each of our Annual Shareholders Meetings, barring any reasonable conflicts.

Standing Committees

               In June 2004, our Board formed an Audit Committee and a Corporate Governance and Compensation Committee. The Corporate Governance and Compensation Committee was then segregated into a Corporate Governance and Nominating Committee and a Compensation Committee. In August 2004, our Board adopted separate charters for our Audit Committee and our Corporate Governance and Nominating Committee. The Audit Committee and Corporate Governance charters are available on the Company’s website at http://www.electroenergyinc.com and the Compensation Committee charter is included with this Information Statement as Appendix A. All members of our standing committees are “independent,” within the meaning of the Exchange Act and the director independence standards of the NASDAQ Stock Market, Inc., as currently in effect.

Audit Committee

               As of the date of this Information Statement, our Audit Committee members are Warren D. Bagatelle, Chair, Joseph Engelberger and Farhad Assari. During fiscal 2005, the Audit Committee held four meetings.

               Each member of the Audit Committee possesses the required level of financial literacy and the current standards of requisite financial management expertise required by applicable rules and regulations. The Audit Committee was established according to the definition of “audit committee” as described in the Exchange Act. None of the members of the Audit Committee have any relationship to the Company or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company.

               The Board has determined that Warren D. Bagatelle qualifies as its “audit committee financial expert” as required by applicable rules and regulations.

               The Committee assists the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of Electro Energy’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls; (ii) the performance of Electro Energy’s internal audit function; (iii) the appointment, engagement, compensation and performance of the Company’s independent auditors and the evaluation of their qualifications and independence; and (iv) Electro Energy’s policies and legal and regulatory requirements, including the Company’s disclosure controls and procedures. Additionally, the Committee, consistent with the Sarbanes-Oxley Act of 2002 and the related rules, as amended, meets with management and the auditors prior to the filing of the Officers’ certification with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls. The independent auditors report directly to the Audit Committee.

               The Audit Committee acts in accordance with a written charter adopted by the Board of Directors. The Committee reviews this charter annually. Its Report for 2005 follows the descriptions of our committees.

Corporate Governance and Nominating Committee

               The current members of our Corporate Governance and Nominating Committee include Warren D. Bagatelle, Chair, Joseph Engelberger and Farhad Assari. One meeting of the Committee was held during 2005, during which Dr. Hamlen was nominated as a member of the Board of Directors.

               The Corporate Governance and Nominating Committee is appointed by the Board of Directors to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for each annual meeting of shareholders; (2) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) lead the Board in its annual review of the Board’s performance; and (4) recommend to the Board director nominees for each committee.

               The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of members (and candidates for membership) to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning.

               This Committee also reviews nominees suggested by shareholders, if any, and advises such shareholders of the outcome of their suggestions. The Committee considers recommendations for Board candidates submitted by shareholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations in our Amended and Restated Articles of Incorporation, By-Laws and applicable law, shareholders may submit recommendations by providing the name and address of the candidate, and a detailed description of his or her experience and other qualifications for the position, in writing addressed to this Committee in care of Electro Energy Inc., 30 Shelter Rock Road, Danbury, Connecticut 06810. The notice may be sent at any time, but for a candidate to be considered by the Committee as a nominee for an annual shareholder meeting, we must receive the written information at least 150 days before the anniversary of the date of the prior year’s proxy or information statement.

               The Corporate Governance and Nominating Committee did not receive any recommendations from shareholders regarding candidates to serve on the Board for the 2006 Annual Meeting of Shareholders.

               The Governance Committee has , based on the needs of the Board (such as independence, industry or other professional expertise, relevant skills and experience and diversity) made certain recommendations for the selection of individuals to be considered as candidates for election to the Board, including the nomination of Dr. Robert Hamlen in 2005. The Committee actively seeks individuals qualified to become Board members for recommendation to the Board.

               The Governance Committee has also reviewed individual director performance in connection with the decision whether such director should be re-nominated to the Board by examining factors such as experience, business judgment, integrity, time and commitment, teamwork and independence.

               After such review and recommendations by the Governance Committee, the Board has nominated the persons set forth in Proposal 1 for election as members of the Board.

Compensation Committee

               The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the benefits, incentives and compensation of the Company’s executive officers, reviews the performance of the Company’s executive officers, reviews and approves executive compensation policy and objectives, concludes whether Company executives are compensated according to such standards, makes recommendations to the Board of Directors with respect to compensation, and carries out the Board’s responsibilities relating to all forms of executive compensation.

               Non-qualified stock options which are granted to the members of the Compensation Committee are recommended by the Company’s Chief Executive Officer and approved by the Board of Directors.

               On June 28, 2005, the Compensation Committee held a meeting, did not meet again in 2005, and did not act by written consent in lieu of any meeting. The chair of the Compensation Committee was Mr. Bagatelle, and Messrs. Assari and Engelberger constituted its remaining members during 2005. None of the members of the Compensation Committee have any relationship to the Company or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company.

               Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Compensation Committee referred to above, the Compensation Committee met two times during 2005 in order to discuss the grant of stock options to executive officers, directors and key employees, as well as the compensation of the Chief Financial Officer of the Company.

REPORT OF THE AUDIT COMMITTEE

               The role of the Audit Committee is to oversee management’s preparation, presentation and integrity of its financial statements. Management is also responsible for our accounting and financial reporting principles and internal controls and procedures designed to assure that it is complying with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Electro Energy’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The purpose of the Audit Committee is to monitor these activities.

               The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s systems of internal control, and the overall quality of the Company’s financial reporting. The Audit Committee has reviewed the Company’s internal controls with the Company’s independent auditors and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers’ certifications required by those rules to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

               It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and may not be, and may not represent themselves to be, or to serve as, professional accountants or auditors. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

               In performing its oversight function, the Audit Committee has considered and discussed the audited financial statements and unaudited quarterly financial statements with management and the independent auditors, including a discussion of the quality (not just the acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, currently in effect, and has discussed with the auditors their independence from Electro Energy and its management, and reviewed and approved the compatibility of non-audit services provided by the independent accountants and approved the fees paid to them for the 2005 fiscal year.

               The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by Electro Energy’s independent registered public accounting firm, Marcum & Kliegman, LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services provided by Marcum & Kliegman, LLP. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by Marcum & Kliegman, LLP, which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law.

               Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005. The Committee has also recommended that the Company’s shareholders appoint Marcum & Kliegman, LLP as the Company’s Independent Registered Public Accounting Firm (auditors) for the 2006 fiscal year.

Submitted by the Audit Committee of Electro Energy Inc:
Warren D. Bagatelle, Chairman
Joseph Engelberger
Farhad Assari

PROPOSAL 2
APPROVAL OF THE POTENTIAL ISSUANCE AND SALE OF SHARES

               On April 5, 2006, we consummated an offering of Convertible Secured Notes due March 2010 (the “Notes”), pursuant to which we issued Notes which may be converted into shares of common stock, as well as warrants (the “Warrants”) which may be exercised for shares of our common stock (the “Offering”). The terms of the Offering is discussed in further detail below. Upon the full conversion of the Notes and exercise of the Warrants, shares of our common stock may be issued in an amount equal to 2,894,737, plus 578,947 which may be issued as the result of the exercise of warrants, plus additional shares which may be issued in lieu of cash payments of interest on the Notes, which, in the aggregate, constitutes 20% or more of our common stock, or 20% or more of our voting power, outstanding before the issuance, at an effective sale price of our common stock less than the greater of the book or market value of our common stock on the date of such issuance. NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares of common stock that may be issued in an amount equal to 20% or more of our common stock, or 20% or more of our voting power, outstanding before the issuance, if the effective sale price of our common stock is less than the greater of the book or market value of our common stock on the date of such issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such capital raising transactions are considered shares issued in the transaction in determining whether the 20% limit has been reached. The issuance of the Notes and Warrants was consummated prior to this approval because of the timing within which the final terms of the Offering were reached. The final terms of the Offering that triggered the potential issue in excess of 20% was reached at a time too near the scheduled closing date of the Offering to receive the advance consent of the shareholders. However, management believed that the delay that would have been required to arrange for a meeting of stockholders in advance of the closing of the Offering in order to approve the Offering would have jeopardized the closing of the transaction.

               In order to comply with the potential application of this NASDAQ rule, we are now seeking stockholder approval for the issuance and sale of shares in connection with the Offering. The terms of the Offering are described below.

The Offering

               On March 31, 2006, we entered into a note and warrant purchase agreement with seven institutional accredited investors (the “Investors”) and, on April 5, 2006, we completed the note purchase transaction, pursuant to which we issued and sold to the Investors $11,000,000 in aggregate principal amount of 8.5% senior secured convertible Notes due 2010 and related Warrants to purchase common stock. The Notes convert into shares of our common stock at any time and from time to time on or before March 31, 2010, initially at a conversion price of $3.80 per share (equivalent to an initial conversion rate of approximately 263 shares of common stock per $1,000 in principal amount of Notes), which could potentially be adjusted in accordance with a 24-month reset provision and certain anti-dilution adjustments described below. At the initial conversion price, the Notes would convert into an aggregate of 2,894,737 shares of our common stock. Immediately following the closing of the acquisition and note purchase transactions, we had approximately 22,513,931 shares of common stock outstanding. The terms of the Offering are described in further detail below.

               Interest Rate and Payment Dates. Interest will accrue on the Notes at a rate of 8.5% per year. Interest will be payable semi-annually on each March 31 and September 30, commencing September 30, 2006, in arrears in cash or, at our option, in advance in shares of our common stock at 90% of the average of the five lowest volume weighted average prices for the 20 consecutive trading days ending on the 27th trading day that is immediately prior to the applicable interest payment date, provided our common stock is trading on the Nasdaq Capital Market and a registration statement covering such shares is effective at the time of payment.

               Escrow Account. At the closing of the note purchase transaction, we placed approximately $2,970,000 in an escrow money market account, pursuant to the terms of an escrow agreement, to pay at least the first four scheduled interest payments on the Notes on the applicable interest payment dates in an amount representing the cash interest payment, as well as an amount equal to the exercise of the noteholders’ first repurchase right described below, assuming it is exercised in full. If the aggregate principal amount of the Notes outstanding is reduced as a result of (i) conversion of Notes or (ii) repurchase of Notes (except for any repurchases in satisfaction of our repurchase obligations with respect to the Notes), the escrow agent will release and pay to us such proportion of the retained escrow funds then held by the escrow agent which equals the proportion that the principal amount of the Notes converted or repurchased bears to the total principal amount of the Notes then outstanding.

               Ranking; Collateral. The Notes will be our senior secured obligations, ranking equal to our existing and future senior debt and senior to any future senior subordinated and subordinated debt. In addition, the Notes will rank effectively senior to our existing and future unsecured debt to the extent of the value of the collateral securing the Notes. Pursuant to the terms of a security agreement, our obligation under the Notes will be secured by the grant by us and our subsidiaries to a collateral agent of collateral that consists of a first priority security interest in (a) all of our assets, other than accounts receivable, existing at the closing date (and any replacement collateral), and (b) any Additional Collateral, as described below. The collateral includes our intellectual property rights; however, we will maintain the unencumbered right to license our intellectual property to third parties in the course of our business. The intellectual property will be released from the collateral once the principal amount of the Notes is $5,000,000 or lower through (i) conversion of the Notes or (ii) repurchase of the Notes (except for any repurchases by us pursuant to the noteholders’ repurchase right), provided that, at the time of such release, our latest audited financial statements filed with the SEC do not contain a “going concern” qualification in the report of our independent registered public accounting firm. Accounts receivable will enable us to borrow up to $7,500,000 under a future credit facility based only on accounts receivable.

               “Additional Collateral” will consist of a first priority security interest in any tangible assets purchased or acquired subsequent to the closing date that have value (as measured by purchase price) equal to 125% of the original principal amount of the Notes, designated by us in writing to the noteholders, except that the following will not constitute Additional Collateral: (i) accounts receivable, (ii) inventory and (iii) any assets purchased or acquired in consideration or exchange for our equity securities. Additional Collateral will be released from the security interest immediately in the event and at such time as the principal amount of the Notes is $5,000,000 or lower based on conversions or repurchases including repurchases pursuant to the noteholders’ repurchase right and our latest audited financial statements filed with the SEC do not contain a “going concern” qualification in the report of our independent registered public accounting firm.

               Optional Redemption. We may not redeem the Notes prior to 16 months after the closing date. Thereafter, we may redeem the Notes, in whole or in part, at any time or from time to time in cash at 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, only in the event the closing sale price of shares of our common stock equals 150% or more of the conversion price then in effect for 20 of any 30 consecutive trading days.

               Conversion Inducement. At any time on or after June 1, 2006, upon any voluntary conversion of the Notes by the noteholders, including in connection with a Fundamental Change (as defined in the note and warrant purchase agreement), the noteholders will receive an amount in shares of our common stock at a 10% discount to the volume weighted average price for the ten trading days ending one day prior to the voluntary conversion date (provided our common stock is trading on the Nasdaq Capital Market and a registration statement covering such shares is effective at the time of payment), or, at our option, in cash, equal to (a) any accrued and unpaid interest on the Notes through the conversion date, and (b) the present value of any remaining interest payments on the Notes that would have been paid from the conversion date through the third-year anniversary of the closing date as if such noteholder did not convert prior to such third anniversary date (the sum of clauses (a) and (b) together being the “Conversion Inducement”). The discount rate used to calculate the base present value in clause (b) above will equal the two-year Treasury note rate, plus 50 basis points at the time of such calculation.

               Holders’ Repurchase Right. At 16 months following the closing date and every eight months thereafter, we will be obligated to offer to repurchase in shares of our common stock at a 10% discount to the volume weighted average price for the ten trading days ending one day prior to the repurchase date (provided our common stock is trading on the Nasdaq Capital Market and a registration statement is effective at the time of repurchase), or, at our option, in cash (the “Repurchase Right”), up to $1,100,000 in principal amount of the Notes at a purchase price of 105% of the principal amount thereof. Noteholders may submit requests to have up to $1,100,000 in principal amount of their Notes purchased, which will be accepted on a pro rata basis by us up to an aggregate of $1,100,000 per repurchase right date on a non-cumulative basis (meaning without giving effect to the results of any prior repurchase offer). The repurchase right for any given period will be relinquished if (i) shares of our common stock trade at or above 150% of the conversion price for 20 of any 30 trading days during the eight months prior to the date by which we will be required to make any repurchase offer, (ii) the shelf registration statement subject to the registration rights agreement has been effective for such 30 trading day period and (iii) the noteholders would not otherwise be restricted from selling the underlying shares pursuant to such shelf registration statement.

               Change of Control. In the event of a Change of Control (as customarily defined in similar financing transactions), the noteholders may require us (or the acquiror, as the case may be) to redeem the Notes at 105% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the applicable payment date.

               Debt Incurrence Test and Other Covenants. We cannot initially incur any debt other than a $7,500,000 credit facility. The size of the credit facility will not be limited in any way after we achieve earnings before interest, taxes, depreciation and amortization (EBITDA) in excess of $500,000 in each of two consecutive quarterly periods. The credit facility will only have accounts receivable as collateral so long as the Notes remain outstanding. The note and warrant purchase agreement contains other covenants, including (i) a limitation on restricted payments, (ii) a limitation on transactions with affiliates, (iii) a limitation on liens, (iv) a limitation on asset sales, which will enable us to sell assets for cash and redeploy the proceeds into additional assets within 180 days or make an offer to repurchase the Notes at par, and (v) an agreement to provide noteholders reasonably promptly after the closing date an appraisal of the collateral existing as of such date by an independent, nationally-recognized appraisal or valuation firm. Each of the covenants above contains certain exceptions specified in the note and warrant purchase agreement.

               Events of Default. If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to certain conditions set forth in the note and warrant purchase agreement. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

               Warrants. Immediately exercisable Warrants to purchase an aggregate of 578,947 shares of our common stock, at an initial exercise price of $3.80 per share, were also issued to the investors without additional consideration. The Warrants have a four-year term and may not be redeemed by us.

               Conversion Reset. At the end of 24 months following the closing date (the “Reset Date”), the conversion price may be reset to the lower of (a) the then current conversion price or (b) 115% of the volume weighted average price of the common stock for the ten-day period preceding, and including, the Reset Date, provided that in no event will the conversion price be less than $2.50 per share. This reset provision will be eliminated in the event (i) our common stock trades at or above 150% of the conversion price for 20 of 30 trading days prior to the second anniversary of the closing date, (ii) the shelf registration statement has been effective for such 30 trading day period and (iii) the noteholders would not otherwise be restricted from selling the underlying shares pursuant to such shelf registration statement.

               Anti-Dilution Protection. The conversion price of the Notes and exercise price of the Warrants will be adjusted to reflect customary dilutive events, including stock splits, stock dividends, combinations of shares, recapitalizations and other like events relating to our common stock and for all cash and other distributions made by us to all holders of our common stock.

               Nasdaq Share Cap. Because the number of shares of our common stock potentially issuable in connection with the note purchase transaction could exceed 20% of our current outstanding common stock, in order to comply with Nasdaq Marketplace Rules, the note and warrant purchase agreement includes a “share cap” to limit the number of shares that can be issued in respect of the Notes and Warrants to 19.9% of our current outstanding shares (approximately 3,338,385 shares) without shareholder approval. As a result of the share cap, we are required under Nasdaq Marketplace Rules to obtain shareholder approval prior to issuing any shares in excess of the share cap, which we are seeking in this Information Statement.

               Registration Rights. We have agreed, pursuant to the terms of a registration rights agreement, to (i) file a shelf registration statement with respect to the resale of shares of our common stock issuable upon conversion of the Notes and exercise of the Warrants (and shares issued in lieu of semi-annual cash interest and/or other payments required or permitted under the Notes) with the SEC within 90 days after the closing date; (ii) use our commercially reasonable efforts to cause the shelf registration statement to be declared effective within 180 days after the initial closing date; and (iii) keep the shelf registration statement effective until the earliest of (a) the date on which there are no registrable securities outstanding, (b) the first date when all of the registrable securities covered by the registration statement have been sold pursuant thereto, or (c) the date on which all of the registrable securities may be sold pursuant to Rule 144 under the Securities Act within a three-month period. If the filing of such registration statement is not made within the time period specified above, or at any time after 180 days following the closing date the shares issuable upon conversion of the Notes are otherwise ineligible to trade freely, we will be required to pay the holders of the Notes additional interest at the rate of 1.0% of the principal amount of the Notes for each 30-day period we fail to file the registration statement within the specified time period or such shares are ineligible to trade freely, until the registration statement is so filed or such shares are eligible to trade freely. In no event, however, will such additional interest accrue at a rate per year exceeding 5.0% of the principal amount of such Notes.

               Use of Proceeds. We agreed to use the proceeds of the note purchase transaction to fund leasehold improvements to the existing facilities and to retrofit the acquired assets to our specifications at our new Florida battery manufacturing facility described above. In particular, we intend to use approximately $3,500,000 of the proceeds for the purchase of new equipment and machinery for battery manufacturing or the improvement of existing equipment and machinery during the period in which the Notes are outstanding. We also anticipate using proceeds to fund our working capital requirements for product offering expansion and market development, and for general corporate purposes.

               Rating. We do not expect that the Notes will be rated.

               Acquisition. The closing of the note purchase transaction was conditioned on the closing of the Florida battery manufacturing facility acquisition described in Item 1.01, “Entry into a Material Definitive Agreement.” The information set forth above in Item 1.01 of this current report with respect to our issuance of the Consideration Shares and Warrants to the Seller is incorporated under this Item 3.02 by reference in its entirety.

               Other. The Notes, Warrants and common stock issuable upon conversion of the Notes and exercise of the Warrants (and shares issued in lieu of semi-annual cash interest and/or other payments required or permitted under the Notes) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

               Copies of the definitive agreements relating to the issuance and sale of the Notes and Warrants are filed as Exhibits 4.1 through 4.7 to our Form 8-K filed on April 6, 2006, and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

               Given the uncertainty of the number of shares that may be issued as a result of the conversion of the Notes or the exercise of the Warrants, and the percentage of our currently outstanding common stock that ultimately will be issued, if the Investors choose to convert the Notes or exercise the Warrants, the issuance of shares in connection with the Offering (or one more transactions which NASDAQ would consider to be integrated) could result in the issuance of 20% or more of our outstanding voting stock and/or 20% or more of the voting power at a price less than the greater of the book value or market value of the shares. Therefore, we are seeking stockholder approval because the potential issuance and sale of shares may trigger the threshold amount requiring approval under NASDAQ Marketplace Rule 4350(i)(1)(D).

               Our report on Form 10-KSB for the fiscal year ended December 31, 2005 indicated that on February 28, 2006 we had 16,654,931 shares of common stock outstanding. Consequently, prior to the Offering, our Board of Directors may have authorized the issuance of up to 3,333,986 shares without obtaining stockholder approval, assuming issuance of the new shares is not “integrated” with our prior issuance of shares of stock below market. Generally, transactions which are at least three months apart will not be considered integrated by NASDAQ. The approval of Proposal 2 will give our Board of Directors the right to authorize shares in connection with the Offering. In addition, stockholders should note that, whether or not Proposal 2 is adopted, our Board of Directors may authorize, without stockholder approval, the issuance of any number of shares in separate transactions (provided that we issue less than 20% of our then outstanding common stock in each transaction and provided that the transactions would not be deemed integrated by NASDAQ) even if the aggregate number of such shares exceeds the number authorized by Proposal 2.

Effect of a Potential Equity Related Investment upon Existing Stockholders

               Issuances in connection with the Offering would be likely to result in a significant increase in the number of shares of our common stock outstanding on a fully-diluted basis, and current stockholders will own a smaller percentage of our outstanding common stock. In connection with the Offering, the holders of the Notes will have claims on our assets and other rights superior to holders of our common stock.

               In addition, stockholders may experience potential dilution in the market price of our shares as a result of issuances of shares of our common stock at prices below the current market price. Such issuance could cause the market price of our shares to decline.

The Board of Directors unanimously recommends that stockholders vote
FOR Proposal 2,
approval of the potential issuance and sale of equity securities in order to comply with NASDAQ Marketplace Rule 4350(i)(1)(D).

PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED BY-LAWS OF THE COMPANY

               The Board has unanimously adopted a resolution to amend the section of the Company’s By-Laws (the “By-Laws”) that governs the election and terms of office of directors in order to provide that:

(i)	Elections for directors shall be held at the annual meeting in the year in which the terms of office expire for such director(s);

(ii)	there shall be no minimum number of directors elected at each annual meeting; and

(iii)	in the event there are more than five directors on the Board of Directors of the Corporation, no more than 50% of the Board of Directors may be elected in any given year,

subject to the approval of the amendment by the stockholders at the Annual Meeting.

               Section 4 of the By-Laws shall be amended to read as follows:

Section 4 Election and Term of Office of Directors. Each director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Elections for Directors shall be held at the annual meeting in the year in which terms of office expire for such Director(s). In the event there are more than five directors, then the election of Directors shall be on a staggered basis so that no more than 50% of the Board of Director may be elected in any given year.

               The Company is submitting this proposal because we believe the Company’s current By-Laws, which require at least three directors to be elected at each annual meeting, does not enable the Company to conduct the election of the Board of Directors in accordance with the terms of our Amended & Restated Articles of Incorporation. The Company also believes that, in the event there are more than five directors, the By-Laws, as written, will require an onerous burden on the Company and shareholders to elect a single Director each year and phase in what could be as long as six year terms for its Board Members. The Company believes that the amendment to the By-Laws provide a shorter and more reasonable term, while permitting continuity of directorship.

The Board of Directors unanimously recommends that stockholders vote
FOR Proposal 3,
approval of the amended and restated By-Laws of the Company.

PROPOSAL 4
RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               Marcum & Kliegman, LLP (“M&K”) served as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2005 and has been selected to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2006. It is expected that a representative of M&K will be present at the meeting. Such representative will have an opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions. The services to be provided by M&K in 2006 will include performing the audit of the 2006 financial statements and reviewing quarterly reports. M&K has no direct or indirect interest in the Company.

Audit Fees, Audit Related Fees, Tax Fees and All Oher Fees

               The following table presents fees for professional audit services rendered by Marcum & Kliegman, LLP (“M&K”) for the audit of Electro Energy’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Marcum & Kliegman, LLP.

	2005	2004
Audit Fees (1)	$105,500	$137,545
Audit-Related Fees (2)	$72,390	$66,452
Tax Services (3)	$-0-	$-0-
All Other Fees	$14,504	$11,426

(1)

Audit fees consist of fees for professional services rendered for the audit of Electro Energy Inc.‘s financial statements and review of financial statements included in Electro Energy Inc.‘s quarterly reports.

(2)

Audit-related fees are fees principally for professional services rendered in connection with accounting consultations and additional audit procedures related to corporate acquisitions, consultations and additional audit procedures concerning the initial adoption or consideration of new financial accounting and reporting standards, consultations regarding SEC reporting and disclosure matters pertaining to the Company’s annual form 10-KSB filing.

(3)	Tax service fees consist of compliance fees for the preparation of original tax returns as well as tax consulting and planning related fees.

               Prior to the engagement of Marcum & Kliegman, LLP, Randall N. Drake, C.P.A. (“Drake”) was the Company’s independent public accountant. Drake billed the Company an aggregate of $3,625 for professional services rendered in connection with the audit of the Company’s annual and quarterly financial statements for the fiscal year ended December 31, 2003. Additionally, Drake billed the Company $500 for its review covering the fiscal quarter ended March 31, 2004.

Audit Committee Pre-Approval Policies and Procedures

               The Audit Committee charter provides that the Audit Committee will pre-approve the fees and other significant compensation to be paid to the independent auditors.

               Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.

Executive Compensation

               The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2003, 2004 and 2005 by the Company’s (i) Chief Executive Officer, and (ii) “highly compensated” executive officers, other than the CEO, as determined by Regulation S-B, Item 402 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executives”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation

					Awards		Payouts

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All other Compen- sation ($)

Martin G. Klein(2)	2005	$ 150,010	$ 0	$ 0	$ 0	0	$ 0	$ 0
Chairman & Former	2004	136,163	0	0	0	0	0	0
Chief Executive	2003	133,278	0	0	0	0	0	0
Officer

Michael E. Reed(3)	2005	$ 127,890	$ 0	$ 0	$ 0	300,000	$ 0	$ 73,315
President and Chief	2004	0	0	0	0	0	0	0
Executive Officer	2003	0	0	0	0	0	0	0

Audra J. Mace	2005	$ 130,200	$ 0	$ 0	$ 0	75,000	$ 0	$ 0
Chief Financial Officer	2004	76,928	0	0	0	100,000	0	0
& Secretary	2003	0	0	0	0	0	0	0

Michael D. Eskra(4)	2005	$ 50,615	$ 0	$ 0	$ 0	0	$ 0	$ 35,250
Former President and	2004	234,999	0	0	0	343,800	0	0
Chief Operating Officer	2003	0	0	195,844	0	0	0	0

J. Albert Estrada(5)	2005	$ 109,659	$ 0	$ 0	$ 0	50,000	$ 0	$ 0
Vice President - Sales &	2004	22,856	15,000	0	0	0	0	0
Marketing	2003	0	0	0	0	0	0	0

(1)	All amounts are for the 12 months ended December 31 of the year indicated.
(2)	Mr. Klein resigned as Chief Executive Officer of the Company on May 30, 2006, and remains Chairman of the Board of Directors.
(3)

Mr. Reed was appointed President & Chief Executive Officer of the Company on May 30, 2006. He also serves as President & Chief Operating Officer of EEI Technologies, Inc. since May 2, 2005. He was paid relocation compensation of $73,315.

(4)

Mr. Eskra’s affiliate, Eskra Technical Products, Inc., received the noted compensation during 2003 pursuant to a consulting agreement. Mr. Eskra became an employee of EEI on January 1, 2004. Mr. Eskra resigned as Director, President and Chief Operating Officer of Electro Energy Inc. effective March 22, 2005. He was paid severance of $19,885 and accrued vacation of $15,365.

(5)	Mr. Estrada resigned as Vice President – Sales and Marketing of EEI Technologies, Inc. as of October 31, 2005.

Executive Loans

               We have extended no loans to our Named Executive Officers.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

               On June 28, 2005, the Company adopted its 2005 Plan. The purpose of the 2005 Plan is to enable the Company to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with stock options. Stock options granted under the 2005 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. The Company has reserved 3,000,000 shares of common stock for issuance under the 2005 Plan. The Company granted 700,000 stock options during the year ended December 31, 2005, 200,000 of which were issued in connection with an employment agreement, 475,000 issued to directors and employees, and 25,000 of which were issued in connection with a consulting agreement.

Option Grants During 2005

               The following table presents information concerning option grants during 2005 to each Named Executive Officer awarded pursuant to our existing stock compensation plans:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price Per Share	Expiration Date

Audra J. Mace	50,000 (1)	14.3%	$6.76	6/27/2015
	25,000 (2)		$3.94	12/14/2015

Michael E. Reed	200,000 (3)	57.1%	$6.76	5/1/2015
	100,000 (2)		$3.94	12/14/2015

J. Albert Estrada (4)	50,000 (1)	9.5%	$6.76	6/27/2015

(1)

The options vest pursuant to the following schedule: 25% of the options vest on June 28, 2006, 25% of the options vest on June 28, 2007, 25% of the options vest on June 28, 2008, and the remaining 25% of the options vest on June 28, 2009

(2)

The options vest pursuant to the following schedule: 25% of the options vest on December 15, 2006, 25% of the options vest on December 15, 2007, 25% of the options vest on December 15, 2008, and the remaining 25% of the options vest on December 15, 2009

(3)

The options vest pursuant to the following schedule: 25% of the options vest on May 2, 2006, 25% of the options vest on May 2, 2007, 25% of the options vest on May 2, 2008, and the remaining 25% of the options vest on May 2, 2009

(4)	Mr. Estrada resigned as of October 31, 2005 and as a result his unvested stock options were forfeited.

Aggregated Option Exercises During 2005 and Option Values at December 31, 2005

               The following table presents information concerning the exercise of options during 2005 by each Named Executive Officer:

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Audra J. Mace	25,000	$99,500	25,000	150,000	$63,500	$142,000
Michael E. Reed	-	-	-	300,000	-	$60,000

(1)

The amounts set forth in the column entitled “Value Realized” represent the fair market value of the ordinary shares underlying theoption on the date of exercise less the aggregate exercise price of the option.

(2)

Market value of securities underlying in-the-money options as of December 31, 2005 (based on $4.54 per share, the closing price of Common Stock on the NASDAQ Capital Market on December 30, 2005), minus the exercise price.

Employment Agreements

               On April 28, 2005, the Company entered into an Employment Agreement (the “Agreement”) effective May 2, 2005 (the “Effective Date”) with Michael E. Reed, pursuant to which Mr. Reed will serve as the President and Chief Operating Officer of EEI Technologies, Inc. Mr. Reed’s employment is at-will and will carry an annual base salary of $190,000. Mr. Reed will be eligible for an annual bonus based on goals and objectives set by the Board of Directors in consultation with him. In addition, the Company has agreed to reimburse Mr. Reed for expenses in connection with his relocation to the Danbury, Connecticut area. The Agreement provides that Mr. Reed will receive options to purchase 200,000 shares of common stock of the Company Mr. Reed’s options will vest in equal installments over four years, commencing with the Effective Date. The options carry an exercise price equal to $6.76, the market price of the Company’s common stock on the date of issuance.   On May 30, 2006, the Company entered into an addendum to the Agreement, whereby Mr. Reed was appointed President and Chief Executive Officer of the Company on the same terms and conditions set forth in the Agreement.

               The Agreement also provides that if, after Mr. Reed relocates to the Danbury, Connecticut area, the Company terminates his employment other than for “cause” (as that term is defined in the Agreement), or if Mr. Reed resigns for “good reason” (as that phrase is defined in the Agreement), the Company shall pay Mr. Reed a severance equal to nine (9) months’ base salary plus an amount equal to cash bonus earned in the prior nine (9) months, payable in equal monthly installments over a nine (9) month period. In the event the Company terminates Mr. Reed’s employment with cause, or Mr. Reed resigns without good reason, he shall not be entitled to any severance, compensation or other benefits. Mr. Reed will be subject to the Company’s Confidentiality and Invention Assignment Agreement, and has represented that he is under no obligation that would prevent him from becoming an employee of the Company, or adversely impact his ability to perform the expected services. Mr. Reed has agreed to indemnify and hold harmless the Company from and against all claims, losses, actions and expenses arising from or related to any breach of the foregoing representations.

               As of May 30, 2006, we maintained no other employment agreements with our officers or other employees.

Section 16(A) Beneficial Ownership Reporting Compliance

               Based upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended December 31, 2005, Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2005, and written representations furnished to us, the following persons did not timely file Forms 4 and 5: Farhad Assari, Warren Bagatelle, Audra J. Mace and Michael E. Reed each were late with two reports and J. Albert Estrada was delinquent with one report. There is no other person who, at any time during the fiscal year, was a director, officer, or beneficial owner of more than ten percent of any class of our securities that failed to file on a timely basis reports required by section 16(a) of the Exchange Act during the fiscal year ended December 31, 2005.

Certain Relationships and Related Transactions

               In connection with the Company’s acquisition of certain assets completed on April 5, 2006, and the issuance of 5,750,000 shares of our common stock, along with warrants to purchase 3,000,000 shares of our common stock, subject to the vesting requirements set forth in such warrants, to Lithium Nickel Asset Holding I, Inc. (“LNAH”), the Company entered into agreements with LNAH to lease certain facilities in Alachua County which are owned by LNAH. LNAH holds shares of common stock of our Company that constitute approximately 26% of the total shares issued and outstanding as of May 25, 2006,

               Immediately prior to the merger of the Company with MCG Diversified in 2004, holders of EEI’s shareholder notes in the aggregate outstanding principal amount of approximately $1,186,000 and EEI’s preferred stock with an aggregate liquidation value of $250,000 converted their notes and preferred stock into an aggregate of 1,234,242 shares of EEI’s common stock. Martin G. Klein, our Chairman and former Chief Executive Officer, and Warren G. Bagatelle, a director, were the holders of $500,000 and $228,667 in principal amount of the shareholder notes, respectively. Neither Mr. Klein nor Mr. Bagatelle received any compensation, consideration or inducement to convert their shareholder notes different than any other holder doing so. No related party owned any of EEI’s preferred stock.

               Mr. Bagatelle and his spouse currently hold non-controlling interests in Matrix USA, LLC, a finder in the private placement consummated in July 2004, which received cash in the amount of $128,500 and equity-based compensation of $61,000 in the form of Series A Convertible Preferred Stock and 112,500 warrants to purchase shares of common stock in connection with the private placement. Shari Popkin Fleischer, the Chairperson of Matrix USA, LLC, is a current shareholder of the Company.

               Martin G. Klein, our Chairman and former Chief Executive Officer, personally guaranteed certain of EEI’s indebtedness, including a line of credit from Fleet Bank in the amount of $100,000, which was repaid with a portion of the proceeds of the private placement, and a certain equipment lease. The line of credit was closed and the Company accepted a buy-out option for the equipment lease in March 2005.

Interest Of Certain Persons In Matters To Be Acted Upon

               None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the shareholders as described in this information statement.

Code of Ethics

               The Company has adopted a Code of Ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Company publicizes the Code of Ethics through posting the policy on its website, http://www.electroenergyinc.com. The Company will disclose on its website any waivers of, or amendments to, our Code of Ethics.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

               Any stockholder who desires to present proposals to the 2007 annual meeting and to have such proposals set forth in the Company’s information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than December 15, 2006. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s information statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

               In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by the Secretary of the Company, at the Company’s principal executive office: 30 Shelter Rock Road, Danbury, Connecticut 06810, no later than January 27, 2007.

               Stockholders may write to the Secretary of the Company, at the Company’s principal executive office: 30 Shelter Rock Road, Danbury, Connecticut 06810, to deliver the stockholder proposals and stockholder nominations discussed above.

OTHER INFORMATION

               Enclosed herewith and incorporated by reference herein is a copy of our Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2005, filed April 3, 2006. Also provided herewith is a copy of our Audit Committee Charter (adopted by our Board of Directors on August 9, 2004).

               We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information with the SEC. This Information Statement, our Annual Report on Form 10-KSB and all other reports filed by us can be inspected and copied at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

Electronic Delivery

               The notice of Annual Meeting and Information Statement and 2006 Annual Report are also available on the Company’s Internet site at www.electroenergyinc.com. Instead of receiving paper copies of the Annual Report and Information Statement in the mail, stockholders can elect to receive these communications electronically via the World Wide Web.

               Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Electro Energy Inc’s stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses ADP Investor Communications Services, you can sign up to receive electronic proxy materials at www.InvestorDelivery.com

CONCLUSION

               As a matter of regulatory compliance, we are sending you this Information Statement which describes the matters that have been approved by shareholders holding a majority of our outstanding voting securities. Your consent is not required and is not being solicited in connection with these actions. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

By Order of the Board of Directors,
/s/ Audra J. Mace
Audra J. Mace Corporate Secretary

May 31, 2006

APPENDIX A

ELECTRO ENERGY INC

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board of Directors to review and approve the Corporation’s compensation and benefit programs.

Committee Membership

The Committee will be composed of at least three directors.  All members of the Committee shall satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”).  The Committee members will be appointed by the Board and may be removed by the Board in its discretion.   The Chairman of the Committee will be designated by the Board.

The Committee shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate.  Each such subcommittee shall consist of one or more members of the Committee.  The Committee shall also have the authority to delegate any of its administrative or other responsibilities to executive officers or other employees of the Corporation where such delegation is consistent with applicable law and Nasdaq listing standards.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities

The Committee shall:

•

evaluate the performance of the Chief Executive Officer in light of the Corporation’s goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation and such other factors as the Committee shall deem appropriate;

•	approve all salary, bonus, and long-term incentive awards for executive officers;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board and approve all grants and awards thereunder;

•

review and approve changes to the Corporation’s equity-based compensation plans other than those changes that require shareholder approval under the plans, the requirements of the Nasdaq Stock Market and/or any applicable law;

•

review and recommend to the full Board changes to the Corporation’s equity-based compensation plans that require shareholder approval under the plans, the requirements of the Nasdaq Stock Market and/or any applicable law;

•	review and approve changes in the Corporation’s retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer the Corporation's equity-based compensation plans; and

•	approve the annual Committee report on executive compensation for inclusion in the Corporation's proxy statement.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain compensation consultants and other professional advisors to assist it in carrying out its responsibilities.  The Corporation will provide for appropriate funding, as determined by the Committee, for payment of the fees and expenses of any advisors retained by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board.  Such reports shall provide information with respect to any delegation of authority by the full Committee to a subcommittee, to management, or to third parties.

The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

The Committee will annually evaluate the Committee’s own performance and provide a report on such evaluation to the Board.